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                                                                     EXHIBIT 10

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                         1990 EXECUTIVE INCENTIVE PLAN
            (as amended by The Board of Directors on March 6, 1995
               and approved by The Stockholders on May 25, 1995)

  1. Purpose. The purpose of this Plan is to attract and retain officers and
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key employees for Mobile Telecommunication Technologies Corp. (the "Company")
and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

  2. Definitions. As used in this Plan,
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  "Appreciation Right" means a right granted pursuant to Paragraph 5.

  "Board" means the Board of Directors of the Company.

  "Committee" means the committee of the Board referred to in Paragraph 12 of this Plan.

  "Common Stock" means Common Stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 9 of this Plan.

  "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

  "Eligible Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or key employee of the Company or any of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

  "Management Objectives" means the achievement objectives established by the Committee pursuant to Paragraph 7 of this Plan for Eligible Participants who have received grants of Performance Units.

  "Market Value Per Share" means, at any date, (a) the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there were sales) in the principal market in which the Common Stock is traded, or (b) in the absence of a principal market, the fair market value price determined by the Committee in good faith.

  "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

  "Option Right" means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Paragraph 4 of this Plan.

  "Performance Period" means, in respect of a Performance Unit, a period of time established pursuant to Paragraph 7 of this Plan within which the Management Objectives relating to such Performance Unit are to be achieved.

  "Performance Unit" means a unit equivalent to $100.00 awarded pursuant to Paragraph 7 of this Plan.

  "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to therein has expired.

  "Spread" means the amount obtained by multiplying the excess of the Market Value Per Share of Common Stock on the date when an Appreciation Right is exercised over the option price per share provided for in the related Option Right by the number of shares of Common Stock subject to the Option Right.

  "Subsidiary" means any corporation in which the Company owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all outstanding classes of stock issued by such corporation.


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  3. Shares Available Under Plan. The shares of Common Stock which may be
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(a) sold or transferred upon the exercise of Option Rights or Appreciation
Rights, (b) awarded or sold as Restricted Stock and released from substantial risks of forfeiture thereof or (c) transferred in payment of Performance Units which have been earned, shall not exceed in the aggregate 6,000,000 shares, subject to adjustment as provided in Paragraph 9 of this Plan. Upon exercise by an Optionee of any Appreciation Rights, there shall be deemed to have been transferred to such Optionee under this Plan the number of shares of Common Stock covered by the related Option Rights, regardless of whether such Appreciation Rights were paid in cash, shares of Common Stock or a combination thereof. Such shares may be shares of original issuance, treasury shares or a combination of the foregoing.

  Notwithstanding any other provision of this Plan to the contrary, no Eligible Participant shall be granted Option Rights for more than 10% of the total number of shares authorized for awards under the Amended 1990 Plan at the time that the Amended 1990 Plan is adopted by the Company's stockholders.

  4. Option Rights. The Committee may, from time to time and upon such terms
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and conditions as it may determine, grant to Eligible Participants Option
Rights. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

    (b) Each grant shall specify an option price per share not less than the Market Value Per Share on the Date of Grant.

    (c) Each grant shall specify that the option price shall be payable at the time of exercise in the manner specified in the agreement evidencing the Option Rights (i) in cash or by check acceptable to the Company, or
  (ii) by the transfer to the Company of a sufficient number of shares of Common Stock having a Market Value Per Share at the time of exercise to equal the total option price, or (iii) by a combination of such methods of payment, as determined by the Committee in its sole discretion.

    (d) Each grant shall specify the period or periods of continuous employment of the optionee by the Company or any Subsidiary which is necessary (as consideration to the Company) before the Option Rights or installments thereof will become exercisable.

    (e) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code of 1986, as amended from time to time ("Code"), (ii) options that are not intended to so qualify or (iii) combinations of the foregoing.

    (f) No Option Right shall be exercisable more than ten years from the Date of Grant.

    (g) Option Rights granted under this Plan may be exercised only as follows: (i) no Option Right, or portion thereof, may be exercised until the first anniversary of the Date of Grant of such Option Right; (ii) from the first anniversary of the Date of Grant of an Option Right until the day before the date eighteen months after the Date of Grant, such Option Right may be exercised as to not more than 33 1/3% of the shares of Common Stock subject to such Option Right; (iii) after each of eighteen months and twenty-four months after the Date of Grant of an Option Right, such Option Right may be exercised as to an additional 33 1/3% of the shares of Common Stock subject to such Option Right, plus any shares as to which the Option Right might theretofore have been exercised but has not been exercised; and
  (iv) subject in any case to any additional limitations established in accordance with subparagraph (e) above. Upon a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company) or upon the signing of any agreement for the merger or consolidation of the Company with another corporation or for sale of all or substantially all of the assets of the Company or upon adoption of any resolution of reorganization or dissolution of the Company by the stockholders or upon the occurrence of any other event or series of events, which tender offer, merger, consolidation, sale, reorganization, dissolution or other event or series of events, in the opinion of the Board, will, or is likely to, if carried out, result in a change of control of the Company or if during any period of two consecutive years, individuals who at the beginning of such period constituted

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  the Directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of any such period), the Option Rights granted under this Plan shall become immediately exercisable in full. If any such tender offer, merger, consolidation, sale, reorganization, liquidation or other event or series of events mentioned in the immediately preceding sentence shall be abandoned, the Board may by notice to the Optionees nullify the effect thereof and reinstate the provisions of the first sentence of this subparagraph (g), but without prejudice to any exercise of Option Rights that may have occurred prior to such nullification.

    (h) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by a duly authorized officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

  5. Appreciation Rights. The Committee may, from time to time and upon such
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terms and conditions as it may determine, also grant to any Optionee
Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount which shall be determined by the Committee, and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives; provided, however, that if the right to elect among those alternatives is granted to the Optionee, the Committee shall have sole discretion to consent to or disapprove the Optionee's election to receive cash in full or partial settlement of an Appreciation Right, which consent or disapproval may be given at any time after the election to which it relates.

    (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock subject to the related Option Right for this purpose at their Market Value Per Share at the date of exercise) may not exceed a maximum specified by the Committee at the Date of Grant.

    (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods, and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

    (d) Each grant of Appreciation Rights shall be evidenced by a notification executed on behalf of the Company by a duly authorized officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and conditions, consistent with this Plan, as the Committee may approve.

  6. Restricted Stock. The Committee may, from time to time and upon such terms
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and conditions as it may determine, also grant or sell to Eligible Participants
Restricted Stock. Without limiting the foregoing, each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Eligible Participant in consideration of the performance of services, entitling such Eligible Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

    (b) Each such grant or sale may be made without the payment of cash consideration or in consideration of a payment by such Eligible Participant at a price per share of Common Stock that is less than Market Value Per Share at the Date of Grant.

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    (c) Each such grant or sale shall provide that the shares of Restricted
  Stock covered by such grant or sale shall be subject, for a period to be determined by the Committee at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and the regulations of the Internal Revenue Service thereunder (in addition to that which may be imposed by reason of applicability of Section 16(b) of the Securities Exchange Act of 1934 to the Eligible Participant).

    (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limiting the generality of the foregoing, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

    (e) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by a duly authorized officer and delivered to and accepted by the Eligible Participant and shall contain such terms and conditions, consistent with this Plan, as the Committee may approve.

  7. Performance Units. The Committee may, from time to time and upon such
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terms and conditions as it may determine, also grant Performance Units which will become payable to an Eligible Participant upon achievement of specified Management Objectives. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Each grant shall specify the number of Performance Units to which it pertains.

    (b) The Performance Period with respect to each Performance Unit shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the Date of Grant.

    (c) Each grant shall specify the Management Objectives that are to be achieved by the Eligible Participant, which may be described in terms of Company-wide objectives or objectives that are related to performance of the division or Subsidiary in which such Eligible Participant is employed.

    (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

    (e) Each grant shall specify the time and manner of payment (whether in cash, shares of Common Stock or a combination thereof) of Performance Units which have been earned.

    (f) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant which are unrelated to the performance of the Eligible Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

    (g) Each grant of Performance Units shall be evidenced by a notification executed on behalf of the Company by a duly authorized officer and delivered to and accepted by the Eligible Participant, which notification shall describe the Performance Units, state that such Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and conditions, consistent with this Plan, as the Committee may approve.

  8. Transferability. No Option Right or Appreciation Right shall be
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transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him (or by his guardian or legal representative).

  9. Adjustments. The Committee shall make or provide for such adjustments in
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the numbers of shares of Common Stock covered by outstanding Option Rights and
Appreciation Rights granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered

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thereby, as the Committee in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall also make or provide for such adjustments in the number of shares available for award, sale or transfer under this Plan specified in Paragraph 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reelect any transaction or event described in the preceding sentence.

  10. Fractional Shares. The Company shall not be required to issue any
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factional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

  11. Withholding Taxes. To the extent that the Company is required to withhold
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federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Eligible Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Eligible Participant or such other person pay to the Company the balance of such taxes required to be withheld.

  12. Administration of the Plan.
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    (a) This Plan shall be administered by one or more committees of the
  Board, as determined by the Board, each of which shall consist of not less than one director appointed by the Board and none of the members of which shall be eligible or shall have been eligible at any time within one year of their selection as members of the Committee for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to this Plan or any other benefit plan of the Company or any Subsidiary. Each such Committee shall be deemed the "Committee" hereunder with the limits of its authority as prescribed by the Board. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which the quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

    (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock or Performance Units and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

  13. Amendments, Etc.
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    (a) This Plan may be amended from time to time by the Board.

    (b) The Committee may, with the concurrence of the affected Optionee, cancel or amend any agreement evidencing Option Rights or Appreciation Rights granted under this Plan. In the event of cancellation, the Committee may authorize the granting of new Option Rights or Appreciation Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretions as would have been applicable under this Plan had the cancelled Option Rights or Appreciation Rights not been granted.

    (c) In case of termination of employment by reason of death, disability or retirement at or after normal retirement age under a retirement plan of the Company or a Subsidiary (or at an earlier age with the consent of the Committee) of an Eligible Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units which have not been fully earned, the Committee may, in its sole discretion, accelerate the time at which such

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  Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units will be deemed to have been fully earned.

    (d) In the event an Eligible Participant shall intentionally commit an act materially inimical to the interests of the Company or any Subsidiary and the Committee in its sole discretion, exercised in good faith, shall so find, notwithstanding any other provision in this Plan the Committee may terminate as of the time of such act any Option Rights or Appreciation Rights, or cause the forfeiture of Restricted Stock or Performance Units, granted such Eligible Participant.

    (e) This Plan shall not confer upon any Eligible Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Eligible Participant's employment or other service at any time.


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